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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                                                          , 2003


Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

Ladies and Gentlemen:

         In connection with the registration of $115,000,000 in proposed maximum aggregate offering price of shares of common stock, par value $0.01 per share (the "Shares"), of Franklin Bank Corp. (the "Company") under the Securities Act of 1933, as amended, on Form S-1 (as amended through the date hereof, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 15, 2003 (the "Offering"), you have requested our opinion with respect to the matters described herein.

         In connection with the delivery of this opinion, we have examined originals or copies of a form of the certificate of incorporation of the Company, as proposed to be amended and restated by the Company on or before the completion of the Offering (the "Amended and Restated Certificate of Incorporation"), a form of the bylaws of the Company, as proposed to be amended and restated by the Company on or before the completion of the Offering (the "Amended and Restated Bylaws"), the Registration Statement, certain resolutions adopted or proposed to be adopted by the Board of Directors of the Company on or before the completion of the Offering, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

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Franklin Bank Corp.
         , 2003
Page 2


         Based on such examination and review, and subject to the foregoing, we are of the opinion that, when all requisite corporate action, including the adoption of appropriate resolutions by the Board of Directors (and/or a duly authorized committee thereof) and the shareholders of the Company, as applicable, has been taken to authorize the adoption of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws and to authorize the issuance of the Shares and the consideration to be received therefor, and certificates evidencing the Shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such resolutions, in the manner described in such resolutions and in the Registration Statement, and the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware, the Shares will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, State of New York and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware).

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                            Very truly yours,